Exhibit 5.1

November 20, 2020

Board of Directors
CASI Pharmaceuticals, Inc.

9620 Medical Center Drive, Suite 300

Rockville, MD 20850

Re:	Registration Statement on Form S-3

Gentlemen:

We have acted as special counsel to CASI Pharmaceuticals, Inc. (the “Company”) in connection with the preparation of a shelf registration statement on Form S-3, to be filed on the date hereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of up to $150,000,000 of securities of the Company consisting of: (i) common stock, $0.01 par value per share (the “Common Stock”), (ii) warrants to purchase Common Stock (the “Warrants”), (iii) units consisting of two or more of the Securities (as defined below) (the “Units”), and (iv) such indeterminate number of shares of Common Stock as may be issued upon conversion, exchange or exercise of any Warrants, including such shares of Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (collectively, “Indeterminate Securities”). The Common Stock, Warrants, Units, and Indeterminate Securities are collectively referred to herein as the “Securities.”

The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a third party to be identified therein as holder or beneficial owner or warrant agent. The Units may be issued, in one or more series, under one or more unit agreements (each, a “Unit Agreement”) between the Company and a third party to be identified therein as holder or beneficial owner or unit agent. The Warrant Agreements and the Unit Agreements are herein collectively called the “Agreements.”

Arnold & Porter Kaye Scholer LLP 601 Massachusetts Ave, NW | Washington, DC 20001-3743 | www.arnoldporter.com

Board of Directors

November 20, 2020

Securities may be offered and sold by the Company from time to time on a delayed or continuous basis as set forth in the prospectus that forms a part of the Registration Statement (the “Prospectus”) and as set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). This opinion is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

In connection with rendering the opinions set forth in this letter, we have examined and relied upon the following:

(i) the Registration Statement;

(ii) the Amended and Restated Certificate of Incorporation of the Company and each Certificate of Amendment thereto, as certified by the Secretary of the State of Delaware (the “Certificate of Incorporation”);

(iii) the Amended and Restated Bylaws of the Company, as currently in effect and as certified by the Secretary of the Company (the “Bylaws”);

(iv) a copy of certain resolutions of the board of directors of the Company (the “Board of Directors”) adopted on September 20, 2020 relating to the registration of the Securities, as certified by the Secretary of the Company (“Resolutions”); and

(v) such other corporate records, certificates and other documents as we have deemed necessary or appropriate for rendering the opinions hereinafter expressed.

The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

A. We have assumed without verification (i) the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

B. The opinions set forth herein are based on existing laws, ordinances, rules, regulations, court and administrative decisions as they presently have been interpreted and we can give no assurances that our opinions would not be different after any change in any of the foregoing.

Board of Directors

November 20, 2020

C. We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

D. We have assumed without verification the accuracy, completeness, and authenticity of all corporate records made available to us by the Company and statements of fact on which we are relying.

E. We express no opinion as to the effect or application of any laws or regulations other than the general corporation law of the State of Delaware and the federal laws of the United States. As to matters governed by the laws specified in the foregoing sentence, we have relied exclusively on the latest standard compilations thereof as reproduced in commonly accepted unofficial publications available to us.

In rendering this opinion, we have assumed that, upon the issuance of any of the Common Stock that may be offered and sold under the Registration Statement, including Common Stock that may be issued upon conversion or exchange or otherwise in connection with other Securities, the total number of issued and outstanding shares of Common Stock after giving effect to such issuance would not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Certificate of Incorporation, as it may then be amended.

We have further assumed that the issuance, sale, amount, and terms of the Securities, to be offered from time to time, will be duly authorized and established by proper action of the Board of Directors or a duly authorized committee thereof consistent with the procedures and terms described in the Registration Statement and in accordance with the applicable Resolutions, Certificate of Incorporation, Bylaws and Delaware law (each, a “Board Action”) and will not violate or constitute a default or breach under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any requirements with respect to any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

In addition, we have assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Securities Act and will comply with all applicable laws and regulations at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Securities Act and the Commission’s regulations promulgated thereunder and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) each of the Agreements and any purchase, underwriting or similar agreement relating to Securities being offered will be duly authorized, executed and delivered by the Company and the other parties thereto at the time of the execution, authentication, issuance and delivery (as applicable) of the relevant Securities; (v) each Agreement relating to the Securities being offering will be, at the time of the execution, authentication, issuance and delivery (as applicable) of the relevant Securities, the valid and legally binding obligation of each party (other than the Company) thereto; and (vi) the terms of Securities as executed and delivered are as described in the Registration Statement.

Board of Directors

November 20, 2020

Based on the foregoing, upon the assumptions that there will be no material changes in the documents we have examined and the matters investigated referred to above, we are of the opinion that:

1. Upon the completion of all required Board Actions relating to the issuance of the Common Stock (including any Common Stock issued upon the exercise of Warrants), and when such Common Stock is (a) issued and delivered in the manner and on the terms described in the Registration Statement (after the same is declared effective), and (b) issued and upon receipt of legal consideration therefor of not less than $0.01 per share, such Common Stock will be legally issued, fully paid and nonassessable.

2. Upon the completion of all required Board Actions relating to the issuance of the Warrants, and when the Warrants are (a) issued and delivered in the manner and on the terms described in the Registration Statement (after the same is declared effective), and (b) issued and upon receipt of legal consideration, the Warrants will be legally valid and binding obligations of the Company.

3. Upon the completion of all required Board Actions relating to the issuance of Units, and (a) when the Units are issued and delivered in the manner and on the terms described in the Registration Statement (after the same is declared effective), and (b) assuming (i) the constituent securities of the Units have been duly authorized and reserved for issuance by all necessary corporate action, (ii) the Common Stock that is a component of any Units are legally issued, fully paid and nonassessable, (iii) the Warrants that are components of any Units constitute legally valid and binding obligations of the Company, the Units will be legally valid and binding obligations of the Company.

Board of Directors

November 20, 2020

This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement, and to reference our firm under “Legal Matters” thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Arnold & Porter Kaye Scholer LLP

Arnold & Porter Kaye Scholer LLP